EXHIBIT 99.03

                             NON-RECOURSE PROMISSORY NOTE

             FOR VALUE RECEIVED this day of January 27, 1995, Wachovia Bank of North Carolina, N.A., acting solely in its capacity as trustee (the "Trustee") of The Hillhaven Corporation Grantor Stock Trust established pursuant to The Hillhaven Corporation Grantor Trust Agreement (the "Trust Agreement"), hereby promises to pay to order of The Hillhaven Corporation (the "Company") by December 31, 1999 (the "Final Maturity Date") the principal sum of sixty-four million, four hundred and fifty-four thousand, six hundred and twenty-five Dollars and No/100 cents ($64,454,625), together with interest on the unpaid principal balance hereof commencing on the date hereof at an adjustable annual rate equal to the prime rate as established by Bank of America, National Savings and Trust Association ("B of A"), in lawful money of the United Sates of America.

             Required loan payments shall be made in accordance with the attached payment schedule at quarterly intervals. The Trustee shall have the right to accelerate or prepay any amount of this Note at any time, without premium or penalty. All optional prepayments under this Note shall be applied to installments of principal in inverse order of maturity and shall be accompanied by accrued and unpaid interest on the amount prepaid.

             This Note is the Note referred to in, and is subject to and entitled to the benefits of, the Stock Purchase Agreement dated as of January 16, 1995 (the "Stock Purchase Agreement"), between the Company and the Trustee. Terms used herein shall have the meanings specified in the Stock Purchase Agreement unless otherwise specified herein. The Stock Purchase Agreement, among other things, contains provisions for repayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

             Overdue principal and, to the extent permitted by law, overdue interest payable by the Trustee hereunder shall bear interest at an adjustable annual rate equal to one percent (1%) over the prime rate as established by B of A.

             The obligations of the Trust or Trustee hereunder are without recourse to the Trust or the Trustee or the assets of the Trust or the Trustee, except to the extent specifically provided in the Stock Purchase Agreement. Notwithstanding anything herein to the contrary, the Company may forgive any amount owed to it pursuant to this Note at any time in its sole discretion through written notice to the Trustee or as otherwise provided in the Trust Agreement.

             The Trustee hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

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             This Note shall be binding upon the Trustee and its successors and assigns. This Note shall be construed and enforced in accordance with the laws of the State of Washington.


                                   Trustee of The Hillhaven Corporation
                                   Grantor Stock Trust


                                   By: /s/ John N. Smith, III
                                       John N. Smith, III
                                       Vice President

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                                   PAYMENT SCHEDULE


          February 28, 1995        Interest payment due

          May 31, 1995             Interest payment due

          August 31, 1995          Interest payment due

          November 30, 1995        Interest payment due

          February 28, 1996        Interest payment due

          May 31, 1996             Interest payment due

          August 31, 1996          Interest payment due

          November 30, 1996        Interest payment due

          February 28, 1997        Interest payment due

          May 31, 1997             Interest payment due

          August 31, 1997          Interest payment due

          November 30, 1997        Interest payment due

          February 28, 1998        Interest payment due

          May 31, 1998             Interest payment due

          August 31, 1998          Interest payment due

          November 30, 1998        Interest payment due

          February 28, 1999        Interest payment due

          May 31, 1999             Interest payment due

          August 31, 1999          Interest payment due

          November 30, 1999        Interest payment due

          December 31, 1999        All unpaid principal and accrued
                                   and unpaid interest due




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